Exhibit 10.1

THIRD Amendment

to AMENDED AND RESTATED

Loan and security agreement

THIS THIRD AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of April 12, 2017 and effective as of March 27, 2017, by and between SILICON VALLEY BANK (“Bank”) and SAJAN, INC. (“Borrower”).

Recitals

A.                  Bank and Borrower are parties to that certain Amended and Restated Loan and Security Agreement dated as of March 28, 2013 (the “Original Loan Agreement”), as amended by a First Amendment to Amended and Restated Loan and Security Agreement dated as of March 26, 2015 (the “First Amendment”) and a Second Amendment to Amended and Restated Loan and Security Agreement dated as of May 5, 2015 (the “Second Amendment”; the Original Loan Agreement, as amended by the First Amendment and the Second Amendment shall be collectively referred to herein as the “Loan Agreement”).

B.                  Borrower has requested that Bank make certain changes to the terms of the Loan Agreement, and Bank has agreed to do so, in accordance with the terms and subject to the terms and conditions of this Amendment.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                   Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                   Amendments to Loan Agreement.

2.1                Section 2.1.1 (Revolving Advances). Subsection (a) of Section 2.1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(a)        Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

2.2                Section 2.2 (Overadvances). Section 2.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

2.2        Overadvances. If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash the amount of such excess (such amount, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at a per annum rate equal to the rate that is otherwise applicable to Advances plus five percent (5.0%).

2.3                Section 2.3 (Payment of Interest on the Credit Extensions). Subsection (a) of Section 2.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(a)        Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to (A) one half of one percent (0.5%) above the Prime Rate when the Liquidity Ratio is greater than or equal to 1.75 to 1.0, and (B) one and three quarters of one percent (1.75%) above the Prime Rate when the Liquidity Ratio is less than 1.75 to 1.0, provided that the interest rate shall at no times be less than 4.0% per annum. Interest shall be payable monthly in accordance with Section 2.3(d) below.

2.4                Section 2.4 (Fees). Section 2.4(b) is hereby deleted in its entirety.

2.5                Section 3.2 (Conditions Precedent to all Credit Extensions). Subsections (a) and (b) of Section 3.2 of the Loan Agreement are each hereby deleted in its entirety and replaced with the following:

(a)        timely receipt of the Credit Extension request and any materials and documents required by Section 3.4;

(b)        the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

2.6                Section 3.4 (Procedures for Borrowing). Section 3.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

3.4        Procedures for Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Pacific time on the Funding Date of the Advance. Such notice shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such notice shall be in a written format acceptable to Bank that is executed by an Authorized Signer. Bank shall have received satisfactory evidence that the provision of such notices and the requests for Advances have been approved by the Board. In connection with any such notification, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, when a Streamline Period is not in effect, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or his or her designee or without instructions if the Advances are necessary to meet Obligations that have become due.

2.7                Section 4.1 (Grant of Security Interest). The third paragraph of Section 4.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are satisfied in full in cash, and at such time as Bank’s obligations to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

2.8                Section 5.3 (Accounts Receivable). Section 5.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

5.3        Accounts Receivable. For each Account with respect to which Advances are requested, on the date each Advance is requested and made, such Account shall be an Eligible Account. All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower's Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Borrowing Base Report. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

2.9                Section 5.10 (Use of Proceeds). Section 5.10 of the Loan Agreement is hereby amended to delete the words “to pay off all or a portion of the $750,000 note payable to Shannon and Angel Zimmerman,”.

2.10            Section 6.2 (Financial Statements, Reports, Certificates). Subsections (a) and (b) of Section 6.2 of the Loan Agreement are each hereby deleted in its entirety and replaced with the following:

(a)        Borrowing Base Report. A Borrowing Base Report (and any schedules related thereto) (i) when a Streamline Period is in effect, (A) within thirty (30) days after the end of each month, and (B) together with each request for a Credit Extension, and (ii) when a Streamline Period is not in effect, (A) no later than Friday of each week, unless previously delivered during such week together with a request for Credit Extension, and (B) with each request for a Credit Extension;

(b)        Reports. Within thirty (30) days after the end of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) when a Streamline Period is not in effect, monthly reconciliations of accounts receivable agings (aged by invoice date), which shall be provided at Bank’s request, and general ledger;

2.11            Section 6.3 (Accounts Receivable). Subsection (e) of Section 6.3 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(e)       Verification. Bank may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account. In addition, Bank may notify Account Debtors to make payments in respect of Accounts directly to Bank, provided Bank will endeavor to notify Borrower in advance.

2.12            Section 6.6 (Access to Collateral; Books and Records). Section 6.6 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

6.6        Access to Collateral; Books and Records. At reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. Subject to the last sentence of this Section 6.6, the foregoing inspections and audits shall be conducted at Borrower’s expense and no more often than once every six (6) months unless an Event of Default has occurred and is continuing or as Bank determines in its good faith business judgment that conditions warrant more frequent inspections or audits. The charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of One Thousand Dollars ($1,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling. Unless an Event of Default is continuing, field inspections or collateral audits shall not occur more than once in any calendar year, and shall not be required in any calendar year in which no Advance at any one time in excess of $750,000 has been outstanding.

2.13            Section 6.9 (Financial Covenants). Section 6.9 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

6.9       Financial Covenants. Maintain at all times the following covenants, to be tested as of the last day of each month:

(a)        Tangible Net Worth. On a consolidated basis, Tangible Net Worth of at least $4,000,000, increasing as of the last day of each fiscal quarter of Borrower after the Third Amendment Date by an amount equal to 25% of the sum of (i) Net Income for such quarter, (ii) any increase in the principal amount of outstanding Subordinated Debt during such quarter, and (iii) the net amount of proceeds received by Borrower in such quarter from the sale or issuance of equity securities. Notwithstanding the foregoing, to the extent Net Income is less than zero in any quarter, Net Income shall be deemed zero for purposes of the above Tangible Net Worth calculation.

(b)        EBITDA. Upon the consummation of a Permitted Acquisition, Section 6.9(a) shall cease to be of any force or effect, and thereafter Borrower shall maintain, on a consolidated basis, EBITDA of at least $250,000 for the trailing six (6) month period ending on the last day of each month.

2.14            Section 6.13 (Online Banking). A new Section 6.13 to read as follows is hereby added immediately prior to existing Section 6.13 of the Loan Agreement, and Section 6.13 is renumbered to be Section 6.14 of the Loan Agreement:

6.13       Online Banking. Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).

2.15            Section 8.2 (Covenant Default). Subsection (a) of Section 8.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(a)        Borrower fails or neglects to perform any obligation under Section 6.1, 6.2, 6.6, 6.5, 6.7, 6.8 or 6.9 or violates any covenant in Section 7; or

2.16            Section 9.1 (Rights and Remedies). Subsection (c) of Section 9.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(c)        for any Letters of Credit, require that Borrower (i) deposit cash with Bank in an amount equal to at least (A) one hundred five percent (105.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in Dollars remaining undrawn, and (B) one hundred ten percent (110.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

2.17            Section 9.2 (Power of Attorney). Section 9.2 is hereby deleted in its entirety and replaced with the following:

9.2       Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact to: (a) exercisable upon the occurrence and during the continuance of an Event of Default, (i) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (ii) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Bank or a third party as the Code permits; and (vi) receive, open and dispose of mail addressed to Borrower; and (b) regardless of whether an Event of Default has occurred, (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; and (ii) notify all Account Debtors to pay Bank directly. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank’s obligation to make Credit Extensions has terminated. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Loan Documents have been terminated.

2.18            Section 13.1 (Definitions). The following definitions set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and replaced with the following, or, as applicable, added in alphabetical order to Section 13.1 of the Loan Agreement:

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.

“Borrowing Base” is up to 85% of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Report; provided, however, that Bank may increase or decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may positively or adversely affect Collateral.

“Borrowing Base Report” is that certain report of the value of certain Collateral in the form attached hereto as Exhibit B.

“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that , in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Revolving Line Maturity Date” is March 27, 2018.

“Streamline Period” is any period of time, on and after the Effective Date, where Borrower has maintained a Liquidity Ratio of at least 2.00 to 1.00 at all times during the prior two (2) consecutive calendar months and provided further that upon the occurrence of an Event of Default any Streamline Period then in effect shall immediately terminate and Borrower shall be required to maintain the foregoing financial ratio for two (2) consecutive months thereafter before a new Streamline Period begins.

“Third Amendment Date” is March 27, 2017.

2.19            Section 13.1 (Definitions). The definition for “Transaction Report” in Section 13.1 of the Loan Agreement is hereby deleted.

2.20            Exhibit B (Borrowing Base Report). Exhibit B of the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

2.21            Exhibit C (Compliance Certificate). Exhibit C of the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

3.                   Limitation of Amendments.

3.1                The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                   Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                The organizational documents of Borrower delivered to Bank on or just prior to the Third Amendment Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7                This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                   Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms the disclosures contained in the Perfection Certificate most recently delivered to Bank.

6.                   Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.                   Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.                   Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of an affirmation of guaranty by Sajan Software Limited, Sajan Spain S.L. and Sajan Singapore Pte. Ltd., and (c) Borrower’s payment of (i) a fully-earned, non-refundable amendment fee in an amount equal to Eight Thousand Seven Hundred Fifty Dollars ($8,750) and (ii) Bank’s reasonable and documented legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

SAJAN, INC.

By:	/s/ Thomas P. Skiba
Name:	Thomas P. Skiba
Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Brian Powers
Name:	Brian Powers
Title:	Vice President

EXHIBIT B

BORROWING BASE REPORT

[Form provided by Bank]

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK Date:

FROM: SAJAN, INC.

The undersigned authorized officer of SAJAN, INC. ( “Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no continuing Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Audited financial statements 10-Q, 10-K and 8-K	Annually within 120 days of FYE Within 5 days after filing with SEC	Yes No Yes No
A/R & A/P Agings	Monthly within 30 days	Yes No
Monthly Reconciliation of A/R Agings (aged by invoice date) and general ledger	If Streamline Period is in effect: not required If Streamline Period is not in effect: monthly within 30 days	Yes No
Borrowing Base Report

If Streamline Period is in effect: monthly within 30 days and with each request for Credit Extension

If Streamline Period is not in effect: weekly every Friday unless previously delivered during such week with a request for Credit Extension, and with each request for Credit Extension

Yes No
Collateral Audit	Annually, if Advances outstanding at any one time exceed $750,000	Yes No
Annual financial projections	Within 30 days of FYE	Yes No

Financial Covenant	Required	Actual	Complies
Minimum Tangible Net Worth	$4,000,000*, tested monthly	$________	Yes No
EBITDA for trailing 6 months then ended **	$250,000, tested monthly	$________	Yes No

* plus 25% of quarterly Net Income (excluding losses), Subordinated Debt and new

Equity after Third Amendment Date as set forth in Section 6.9(a)

**applies in lieu of Minimum Tangible Net Worth covenant after a Permitted Acquisition

Performance Pricing		Applies
Liquidity Ratio greater than or equal to 1.75 to 1.0	Prime + 0.5%, but not less than 4.0%	Yes No
Liquidity Ratio less than 1.75 to 1.0	Prime + 1.75%, but not less than 4.0%	Yes No

The following financial covenant analyses and information set forth in Schedule 1, if any, attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

SAJAN, INC., a Delaware corporation	BANK USE ONLY

Received by:
By:		authorized signer
Name:	Date:
Title:	Verified:
authorized signer
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ____________________

I.       Tangible Net Worth (Section 6.9(a))

Required: $4,000,000*

Actual:

A.	Consolidated Total Assets	$__________
B.	Intangible Assets (including goodwill, other intangible items, and notes, accounts receivable and other obligations owing to Borrower from officers and other Affiliates)	$__________
C.	Total Liabilities	$__________
D.	Subordinated Debt	$__________
E.	Tangible Net Worth (A-B-C+D)	$__________

Is line E equal to or greater than $4,000,000*?

No, not in compliance	Yes, in compliance

*For measurements after the Third Amendment Date, increase by 25% of the sum of Net Income (if greater than zero), the amount of any increase in the principal amount of Subordinated Debt and new equity net proceeds on the last day of each fiscal quarter of Borrower.

II.       EBITDA (Section 6.9(b))

Required: $250,000 for trailing 6-month period then ended**

Actual:

A.	Net Income		$__________
B.	To the extent included in the determination of Net Income
	1.	The provision for income taxes	$__________
	2.	Depreciation expense	$__________
	3.	Amortization expense	$__________
	4.	Net interest expense	$__________
	5.	All other charges which are both non-cash and non-recurring	$__________
	6.	All non-cash income	$__________
	7.	The sum of lines 1 through 5 minus line 6	$__________

C.	EBITDA (line A plus line B.7)		$__________

Is line C equal to or greater than $250,000?

No, not in compliance	Yes, in compliance

** Applies after consummation of a Permitted Acquisition in lieu of Tangible Net Worth covenant.